SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 28, 2002

Solectron Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11098	94-2447045

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

847 Gibraltar Drive
Milpitas, California 95035

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 957-8500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. Other Events.

     On March 28, 2002, Solectron Corporation (“Solectron”) issued a press release announcing it signed an agreement to purchase certain equipment and inventory related to the production of optical networking equipment from Lucent Technologies (“Lucent”). Solectron and Lucent also reached agreement on the terms of a three-year supply agreement under which Solectron will be the primary manufacturing services provider for Lucent’s advanced optical systems.

     A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 7. Financial Statements and Exhibits

Exhibit	Description

99.1	Text of press release issued by Solectron Corporation

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLECTRON CORPORATION

By:	/s/ Kiran Patel

Kiran Patel Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: April 2, 2002

INDEX TO EXHIBITS

Exhibit	Description

99.1	Text of press release issued by Solectron Corporation